Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our reports dated March 3, 1998 (except with respect to the matters discussed in Note 11, as to which the date is September 18, 1998) and May 1, 1998 (and to all references to our Firm) included in or made a part of this S-4 Registration Statement.

                                            /s/ Arthur Andersen LLP


Cleveland, Ohio,
October 30, 1998.